                                                                    EXHIBIT 1.1

                                12,000,000 SHARES

                          ALLIANCE PHARMACEUTICAL CORP.

                                  COMMON STOCK

                           PLACEMENT AGENCY AGREEMENT

___________, 1999

Cruttenden Roth Incorporated
4350 La Jolla Village Drive, Suite 220
San Diego, CA  92122

Ladies and Gentlemen:

         Alliance Pharmaceutical Corp., a New York corporation (the "Company"), proposes to issue and sell (the "Offering") up to an aggregate of 12,000,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), to selected investors (collectively, "Investors"). The Company desires to engage you as its placement agent (the "Placement Agent") in connection with the Offering.

         The Company hereby confirms its agreements with the Placement Agent as follows:

         1. AGREEMENT TO ACT AS PLACEMENT AGENT. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent, on a best efforts basis, in connection with the issuance and sale by the Company of the Shares to Investors. The Company shall pay to the Placement Agent 2% of the proceeds received by the Company from the sale of Shares in the Offering to Investors who are existing stockholders of the Company and 8% of the proceeds received by the Company from the sale of the Shares in the Offering to other Investors, and the Company will issue to the Placement Agent a warrant to purchase up to 10% of the number of shares sold in the Offering with an exercise price equal to 120% of the purchase price of the Shares sold in the Offering. The Company will also reimburse the Placement Agent for certain out-of-pocket expenses up to a maximum of $_______ in accordance with Section 5 of this Agreement.

         2. DELIVERY AND PAYMENT. On or prior to the Effective Date (as defined below), the Company, the Placement Agent and City National Bank, as escrow agent (the "Escrow Agent"), shall enter into an escrow agreement in customary form mutually acceptable to the Company, the Placement Agent and the Escrow Agent (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of Investors (the "Escrow Account"). The Escrow Agreement will provide that, prior to the Closing Date, (i) each Investor will deposit in the Escrow Account an amount equal to the price per Share multiplied by the number of Shares purchased by it, and (ii) the Escrow Agent will notify the Company and the


                                      1.

Placement Agent in writing whether such Investors have deposited in the Escrow Account funds in an amount which shall equal the proceeds of the sale of not fewer than 6,000,000 of the Shares offered in the Offering (the "Requisite Funds"). At 9:00 a.m., San Diego, California time, on June 30, 1999, or such other date (which shall not be later than September 1, 1999) as may be agreed upon by the Company and the Placement Agent (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to Investors, which delivery may be made through the facilities of the Depository Trust Company. The closing of the Offering (the "Closing") shall take place at the offices of the Company or such other location as the Placement Agent and the Company shall agree. All actions taken at the Closing shall be deemed to have occurred simultaneously.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Placement Agent as follows:

            (a) REGISTRATION STATEMENT. A registration statement on Form S-3 (File No. 333-76343) under the Securities Act of 1933 as amended (the "Securities Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statement has been filed with the Commission under the Securities Act, and one or more amendments to such registration statement (including any post-effective amendment thereto and any registration statement filed under Rule 462(b) of the Commission relating thereto) may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Securities Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Securities Act or permitted by Rule 424(b) under the Securities Act as shall have been provided to and approved by the Placement Agent prior to the filing thereof, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Securities Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Placement Agent prior to the filing thereof.

         As used in this Agreement, the term "Registration Statement" shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) and


                                      2.
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Rule 430A (or if no such filing is required, as included in the Registration
Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term
Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective. Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities
Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto.

            (b) COMPLIANCE. Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the Rules and Regulations and
(ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 2 hereof), the Prospectus, as amended or supplemented at any such time, (I) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (II) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) shall not apply to statements or omissions made in any Preliminary Prospectus which have been corrected in a subsequent Preliminary Prospectus or the Prospectus or to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by the Placement Agent expressly for use therein. The Company has filed in a timely manner all documents that the Company was required to file with the Commission under Sections 13, 14(a)


                                      3.
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and 15(d) of the Exchange Act during the twelve (12) months preceding the filing date of the Registration Statement and prior to the Closing Date. As of their respective filing dates (or, if amended, when amended), the Incorporated Documents filed by the Company with the Commission complied with the requirements of the Exchange Act. The Company currently and at the date of filing of the Registration Statement satisfied the requirements for the use of Form S-3 under the Securities Act.

            (c) ORGANIZATION AND STANDING. The Company and each of its subsidiaries is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its current business as described in the Registration Statement; the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations, business or business prospects of the Company and its subsidiaries taken as a whole (hereinafter, a "Material Adverse Effect"); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; except as described in the Registration Statement, the Company and each of its subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from federal, state and other regulatory authorities, all of which are valid and in full force and effect, except where the failure to possess or be in compliance with any of the foregoing or where the failure of any of the foregoing to be valid or in full force and effect, is not reasonably likely to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries described in the Registration Statement.

            (d) CORPORATE POWER; AUTHORIZATION. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions to be performed by it, or contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company (assuming due authorization, execution and delivery by each of the other parties hereto and thereto) and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The making, execution and performance of this Agreement by the Company and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound, (ii) the Certificate of Incorporation or bylaws of the Company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, except in the case of (i) and (iii) for any conflict, breach, violation or default which is not reasonably likely to have a Material Adverse Effect.


                                      4.

            (e) FINANCIAL STATEMENTS. The consolidated financial statements of the Company and its subsidiaries included in the Registration Statement (the "Financial Statements") comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial position of the Company and its subsidiaries at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments and the absence of complete footnotes). Except as and to the extent reflected in the Financial Statements, neither the Company nor any of its subsidiaries had, as of the date of the Financial Statements, any liabilities or obligations (other than obligations of continued performance under contracts and other commitments and arrangements entered into in the ordinary course of business) which GAAP would require the Company to reflect in the Financial Statements. Except as otherwise disclosed in the Registration Statement, there have not been any changes in the assets, liabilities, financial condition or operations of the Company or its subsidiaries from that reflected in the Financial Statements, except in the ordinary course of business (which in the aggregate are not material) and except for continuing operating losses that have not exceeded $_______________ from the most recent date of such financial statements to the date hereof, and changes in the ordinary course of business that have not had a Material Adverse Effect.

            (f) INTERNAL CONTROLS. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (g) PROPERTIES. Except as set forth in the Registration Statement, (i) the Company or one of its subsidiaries has good title to all properties and assets described in the Registration Statement as owned by any of them, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as would not have a Material Adverse Effect, (ii) the agreements to which the Company or any of its subsidiaries is a party described in the Registration Statement are valid agreements, enforceable by the Company or its subsidiary, as the case may be, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and
(iii) the Company or one of its subsidiaries has valid and enforceable leases for all properties described in the Registration Statement as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement, the Company and its subsidiaries own or lease all such properties as are necessary to the Company's operations as now conducted.


                                      5.
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            (h) CAPITALIZATION. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Shares have been duly authorized for issuance and sale to the Investors pursuant to the Registration Statement and this Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been satisfied or expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing. No further approval or authorization of any shareholder or the Board of Directors of the Company is required for the issuance and sale or transfer of the Shares. Except as disclosed in the Registration Statement and the Financial Statements, and the related notes thereto included in the Registration Statement, and subject to the applicable anti-dilution provisions of securities described in the Registration Statement, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

            (i) LITIGATION. Except as described in the Registration Statement, there is not pending or, to the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company, any of its subsidiaries, or any of their respective officers, properties, assets or rights before any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of their respective officers, properties, which (i) is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or might materially and adversely affect the Company's properties, assets or rights, (ii) is reasonably likely to prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement (as of the date hereof) and is not so disclosed in the Registration Statement. There are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement (or in any Incorporated Document, or that must be filed as an exhibit to the Registration Statement by the Securities Act or the Rules and Regulations thereunder), as of the date hereof, which have not been accurately described in all material respects in the Registration Statement or filed as an exhibit to the Registration Statement or an Incorporated Document. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency, government or governmental agency or body domestic or foreign, that could reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries has conducted and is conducting its business in compliance with all applicable federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not reasonably be likely, singly or in the aggregate, to have a Material Adverse Effect.


                                      6.
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            (j) LISTED SHARES. The Common Stock is registered pursuant to
Section 12(g) of the Exchange Act, and is approved for quotation on the Nasdaq National Market (the "NMS"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NMS, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

            (k) INTELLECTUAL PROPERTY.

                (i) To the best of the Company's knowledge and except as disclosed in the Registration Statement, (i) the Company and each of its subsidiaries has good title to and ownership of or licensed rights to, free and clear of all liens, claims and encumbrances of any nature, all patents, patent rights, patent applications, know-how, information, proprietary rights and processes (collectively, the "Intellectual Property") to conduct the business of the Company as described in the Registration Statement, and (ii) the conduct by the Company and its subsidiaries of their businesses in connection with the Intellectual Property neither conflicts with or constitutes, or is expected to conflict with or constitute, an infringement of the rights of others.

                (ii) To the best of the Company's knowledge, the Company has sufficient title to and ownership of, or license rights to, or has applied for, all patents, trademarks, service marks, trade names, copyrights and information, proprietary rights and processes necessary to the proper conduct of its business as described in the Registration Statement.

                (iii) The Company has not received any communications alleging that, and has no knowledge that the Company has violated or, by conducting its business, would infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, proprietary rights or processes of any other person or entity.

            (l) NO CHANGE. Subsequent to the respective dates as of which information is given in the Registration Statement (except as disclosed therein), there has not been (i) any transaction that is material to the Company, (ii) any obligation, direct or contingent, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, (iii) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries, except outstanding trade credit and obligations incurred in the ordinary course consistent with past practices, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, (v) any default in the payment of principal of or interest on any outstanding debt obligations, or (vi) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.

            (m) NO DEFAULTS. Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation or bylaws or (b), except as disclosed in the Registration Statement, in default (upon notice or lapse of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a


                                      7.
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party or by which its properties may be bound, or (c) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or their properties except in the case of (b) or (c) for any default or violation not reasonably likely to have a Material Adverse Effect.

            (n) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement ("Consents") except for (a) such Consents which are not material, (b) compliance with the securities and Blue Sky laws in the states and other jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws,
(c) Consents required by the NMS and the SEC, and (d) the effectiveness of the Registration Statement. The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to, all applicable federal, state, provincial and local environmental laws and regulations, except for any failure to comply which is not reasonably likely to have a Material Adverse Effect.

            (o)  LABOR; EMPLOYEES.

                 (i) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, subcontractors, authorized dealers or international distributors that is reasonably likely to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's or any of its subsidiaries' employees and, to the Company's knowledge, no such agreement is imminent.

                (ii) If any employee of the Company or any of its subsidiaries has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company or its subsidiaries, to the Company's knowledge, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company or any of its subsidiaries as described in the Registration Statement or such person's performance of his obligations to the Company or any of its subsidiaries. To the Company's knowledge, no consultant or scientific advisor of the Company or any of its subsidiaries is in violation of any non-competition, non-disclosure, confidentiality or similar agreement between such consultant or scientific advisor and any party other than the Company or any of its subsidiaries. Every consultant and scientific advisor (collectively, "Consultants") engaged by or on behalf of the Company or any of its subsidiaries to render services for the Company or any of its subsidiaries has entered into an agreement with the Company or its subsidiaries providing for terms and conditions of non-disclosure and confidentiality in connection with such services ("Consulting Agreements"). Assuming due authorization, execution and delivery of the Consulting Agreements, the Consulting Agreements are legal, valid, binding and enforceable instruments of the Consultants.


                                      8.

            (p) TAXES. The Company and each of its subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, that might be asserted against the Company that is reasonably likely to have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

            (q) INSURANCE. The Company and its subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed prudent for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism, products liability, errors and omissions, and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (r) INVESTMENT COMPANY ACT. The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and is not, and intends in the future to conduct its and its subsidiaries' affairs in such a manner as to ensure that it is not and will not become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

            (s) NO ILLEGAL CONTRIBUTIONS. Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            (t) NO MANIPULATION. Neither the Company nor any of its subsidiaries has taken, and neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (u) TRANSACTIONS WITH AFFILIATES. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any shareholder who owns beneficially more than five percent (5%) of the Common Shares of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that is required by the Securities Act or the Exchange


                                      9.

Act or the Rules and Regulations promulgated thereunder to be described in the Registration Statement or any Incorporated Documents that is not described in the Registration Statement.

            (v)  REGULATORY MATTERS.

                 (i) The Company is not aware of any rule making or similar proceedings before the United States Food and Drug Administration ("FDA") or comparable federal, state, local or foreign government bodies which involve or affect the Company or any of its subsidiaries which, if the subject of an action unfavorable to the Company or any of its subsidiaries, would have a Material Adverse Effect.

                 (ii) The descriptions of the results of tests or evaluations contained in the Registration Statement are accurate and complete in all material respects, and the Company has no knowledge of any other tests or evaluations, the results of which reasonably call into question the results described or referred to in the Registration Statement. Neither the Company nor any of its subsidiaries has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any tests or evaluations conducted on behalf of the Company or any of its subsidiaries that are described in the Registration Statement or the results of which are referred to in the Registration Statement.

            (w) ENVIRONMENTAL MATTERS. (i) The Company and each of its subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not reasonably be likely to have a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim would be required to be disclosed in the Registration Statement, (iii) to the Company's knowledge, neither the Company nor any of its subsidiaries will be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is, or has been, owned, leased or occupied by the Company or any of its subsidiaries has, to the Company's knowledge, been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable state or local law.

4. COVENANTS OF THE COMPANY. The company covenants and agrees as follows:

   (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act. During any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company (i) will comply with all requirements imposed upon it by the Securities Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the prospectus or the amendment referred to in the third sentence of Section 3(a) hereof, any amendment or supplement to such


                                      10.

prospectus or any amendment to the Registration Statement of which the Placement Agent shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Placement Agent shall not have given their consent.

            (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Placement Agent (i) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Securities Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective;
(ii) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

            (c) The Company will (i) use its best efforts to arrange for the qualification of the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Placement Agent may designate,
(ii) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (iii) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (i) and (ii); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

            (d) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Placement Agent in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company promptly will so notify the Placement Agent and, subject to Section 4(a) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Placement Agent.

            (e) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

            (f) The Company will furnish, without charge, to Placement Agent or on the Placement Agent's order, at such place as the Placement Agent may designate, copies of each


                                      11.

Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Placement Agent may reasonably request.

            (g) Except as contemplated by the Prospectus, the Company will not, directly or indirectly, without the prior written consent of the Placement Agent, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the Closing Date, except for issuances pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof, pursuant to a stock option or other employee benefit plan in existence on the date hereof and except as contemplated by the Prospectus.

            (h) The Company will cause the Shares to be duly included for quotation on the NMS prior to the Closing Date.

            (i) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

            (j) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (k) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

5. EXPENSES. Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify the Placement Agent against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company,
(ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Placement Agent of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, the Escrow Agreement and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Shares under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda


                                      12.

and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Shares and reasonable fees of counsel to the Placement Agent in connection with NASD filings, (v) any fees and expenses in connection with the listing for quotation of the Shares on the NMS, (vi) costs and expenses incident to the preparation, issuance and delivery to the escrow Agent of any certificates evidencing the shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Escrow Agent of the Shares to be sold by the company pursuant to this Agreement and (vii) the fees of the Escrow Agent. In addition, the Company shall reimburse the Placement Agent, upon invoice on a monthly basis, for all actual, accountable travel, legal (including fees and expenses of counsel to the Placement Agent) and other out-of-pocket expenses incurred in connection with its engagement hereunder up to a maximum of $_______.

6. CONDITIONS OF THE PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent under this Agreement are subject to the accuracy in all material respects of the representations of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy, in all material respects, on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

            (a) If the Company has elected to rely on Rule 430A under the Securities Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Placement Agent shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 A.M., California time, on the date hereof or such later time and date to which the Placement Agent shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Placement Agent, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

            (b) The Placement Agent shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Placement Agent's opinion, is material, or omits to state a fact which, in the Placement Agent's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Placement Agent's opinion, is material, or omits to state a fact which, in the Placement Agent's opinion, is material and is required to be stated therein or is


                                      13.

necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) On the Closing Date, the Placement Agent shall have received the opinion, dated the Closing Date, of (i) Stroock & Stroock & Lavan LLP, counsel to the Company ("Company Counsel"), and (ii) Knobbe, Martens, Olson & Bear, LLP, patent counsel to the Company ("Patent Counsel"), in forms acceptable to Placement Agent's counsel.

            (d) On or prior to the Closing Date, counsel to the Placement Agent shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company or conditions herein contained.

            (e) On the Closing Date, the Placement Agent shall have received from Ernst & Young LLP (the "Accountants") a letter dated as of the Closing Date in form and substance satisfactory to the Placement Agent. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the offering of the Shares as contemplated by the Prospectus. In addition, you shall have received from the Accountants a letter addressed to the Company and made available to you for your use stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its latest examination of the Company's financial statements, did not disclose any weaknesses in internal controls that it considered to be material weaknesses. All such letters shall be in a form reasonably satisfactory to the Representatives and their counsel.

            (f) On the Closing Date, the Placement Agent shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

            (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

            (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons are contemplated or threatened under the Securities Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

            (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any


                                      14.

untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) or any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

            (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, neither the Company nor any of its subsidiaries has incurred, other than in the ordinary course of its business or as contemplated by the Prospectus, any material liabilities or obligations, direct or contingent; neither the Company nor any of its subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of its subsidiaries has entered into any transactions not in the ordinary course of business, except as contemplated by the Prospectus; and there has not been any change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole, except for continuing operating losses of not more than $________; neither the Company nor any of its subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company or any of its subsidiaries which is required under the Securities Act or the Rules and Regulations to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth therein.

         References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate.

            (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or its subsidiaries which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Placement Agent's judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

            (h) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 4(c) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

            (i) The Placement Agent shall have received from each person who is a director or officer of the Company an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Placement Agent, offer, sell, grant any


                                      15.

option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the Closing Date.

            (j) The Shares have been duly authorized for quotation on the NMS.

            (k) The Company shall have furnished the Placement Agent with such further opinions, letters, certificates or documents as the Placement Agent or counsel for the Placement Agent may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Placement Agent and to counsel for the Placement Agent. The Company shall furnish the Placement Agent with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 6 shall constitute representations, warranties and agreements of the Company as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.

         7. INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Placement Agent or such controlling person may become subject, under the Securities Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading and will reimburse, as incurred, such Placement Agent or such controlling persons for any legal or other expenses incurred by such Placement Agent or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Placement Agent (or to the benefit of any person controlling such Placement Agent) to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to a purchaser of Shares that is asserting such loss, claim, damage or liability, at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary


                                      16.

Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 4(h) hereof. The indemnity agreement in this paragraph
(a) shall be in addition to any liability which the Company may have at common law or otherwise.

            (b) The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company or any such director, officer, or controlling person may become subject, under the Securities Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by the Placement Agent to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that only the statements relating to the Placement Agent with respect to the public offering of the Shares set forth in the second paragraph of the cover page of the Prospectus and under the heading "Plan of Distribution" in the Prospectus have been furnished by the Placement Agent to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Placement Agent for inclusion in the Prospectus. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Placement Agent may have at common law or otherwise.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this
Section 7 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one separate counsel for all of them to assume such legal defenses and otherwise to


                                      17.

participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

            (d) If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Placement Agent is the indemnified party, the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total placement agent commissions and fees received by the Placement Agent hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Placement Agent shall be required to contribute any amount in excess of the placement agent commissions applicable to the Shares paid to such Placement Agent hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph
(d), (i) each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Placement Agent, and (ii) each director of the Company, each officer of the Company who has signed the Registration


                                      18.

Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         8. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Placement Agent, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, and will survive delivery of and payment for the Shares. Any successors to the Placement Agent shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

         9. TERMINATION.

            (a) This Agreement (except for the provisions of Sections 5 and 7 hereof) may be terminated by the Placement Agent by notice to the Company in the event that the Company has failed to comply in any respect with any of the provisions of this Agreement required on it to be performed at or prior to the Closing Date, or if any of the representations or warranties of the Company is not accurate in any material respect or if the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or if prior to the Closing Date:

                 (i) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries takes as a whole regardless of whether or not such loss was insured;

                (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

                (iii) a banking moratorium shall have been declared by New York or United States authorities;


                                      19.

                (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

                (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its subsidiaries taken as a whole that, in each case, in the Placement Agent's judgment, makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

            (b) This Agreement may be terminated by either party in the event that the Requisite Funds shall not have been deposited by Investors by the close of business thirty (30) days after the Effective Date.

            (c) Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof.

        10. NOTICES. All communications hereunder shall be in writing and if sent to the Placement Agent shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to Cruttenden Roth Incorporated at 4350 La Jolla Village Drive, Suite 220, San Diego, CA 92122,
Attention: Managing Director or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 6175 Lusk Boulevard, San Diego, CA 92121, Attention: President.

        11. SUCCESSORS. This agreement shall incur to the benefit of and be binding upon the Company and the Placement Agent and the Company's and the Placement Agent's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and except that the Placement Agent's indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and each person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act.

        12. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 7 above and agrees to accept, either directly or through an agent, service of process of each such court.


                                      20.

        13. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.















                                      21.

         If the foregoing correctly sets forth our understanding, please indicate the Placement Agent's acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                                 Very truly yours,

                                                 ALLIANCE PHARMACEUTICAL CORP.

                                                 By:
                                                    ---------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------

Accepted as of the date first above written:

CRUTTENDEN ROTH INCORPORATED

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------






                                      22.